UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report:  August 5, 2014

(Date of earliest event reported)

eGAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500 (Registrant’s telephone number, including area code) (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 4, 2014, eGain Corporation (the “Company”) appointed AJ Berkeley as Senior Vice President of Worldwide Sales.  Mr. Berkeley most recently led the Company’s strategic alliances effort since 2011 and prior to that he was an independent consultant for three years. Mr. Berkeley started his career in sales at Hewlett Packard and has also served as CEO of various start-ups, including Interlink. In connection with this appointment Mr. Berkeley’s annual base salary has been increased to $187,500; his annual, variable bonus target has been increased to 100% of base salary and he will be granted an option to purchase an additional 70,000 shares of the Company’s common stock.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following Exhibit 99.1 is filed as a part of this Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by the Company on August 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2014	eGAIN CORPORATION

By: /s/ Eric N. Smit
Eric Smit Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Signatory)

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 5, 2014